Exhibit 10.26

Certain confidential information contained in this document, marked by [***], has been omitted because it is not material and would likely cause competitive harm to Cullinan Oncology, Inc. if publicly disclosed.

Massachusetts Institute of Technology

and
Cullinan Amber Corp.

SECOND AMENDMENT

This Second Amendment, effective as of December 20, 2022 (the “Second Amendment Effective Date”) is made by and between the Massachusetts Institute of Technology, a nonprofit research institution having a principal address at 77 Massachusetts Avenue, Cambridge, MA 02139 (“M.I.T.”) and Cullinan Amber Corp. ("Company"), a Delaware corporation, with a principal place of business at One Main Street, Cambridge, MA 02142. M.I.T. and Company are parties to that certain Exclusive Patent License Agreement dated December 20, 2019 (the “License Agreement”), and amended by the First Amendment, dated April 3, 2020. M.I.T. and Company may be referred to herein individually as a “Party” or, collectively as the “Parties.” All capitalized terms used herein that are not otherwise defined herein shall have their respective meanings as set forth in the License Agreement.

WHEREAS, the License Agreement granted Company a Limited Term Option to Expansion Fields, and:

WHEREAS, Company has requested an extension of said option term with respect to cytokines other than IL2 or IL12 and M.I.T. agrees to grant such extension;

NOW, THEREFORE, the Parties agree to amend the LICENSE AGREEMENT as follows:

1.
Sections 1.8 is hereby deleted in its entirety and replaced with the following:

1.8 “Expansion Field” shall mean a protein collagen binding domain fused to [***].

2.
Section 2.2 (a) is hereby deleted in its entirety and replaced with the following:

(a) Limited-Term Option to Expansion Field.

(i) MIT hereby grants Company an exclusive option to amend the Field to include the Expansion Field (the “Option Right”), provided however, that the Company’s exercise of such Option Right is contingent on Company providing MIT with a research and development plan, including specific mutually acceptable diligence requirements, such diligence requirements to be added by amendment to this Agreement for the commercial development of Licensed Products in the Expansion Field.

(ii) Company may exercise the Option Right upon written notice to MIT on or before the [***] of the Effective Date (the “Option Period”). Company and MIT will enter into a written amendment to this Agreement with respect to any mutually agreed upon change(s) in accordance with this Section 2.2. Company will pay MIT an Amendment Fee of [***] for addition of the Expansion Field so added to this Agreement and, as agreed to by the Parties through good faith negotiations, Company’s financial obligations under Sections 4.1(c) and (f) shall be amended with respect to Licensed Products in the Expansion Field to reflect the additional rights and value being added. If Company does not elect to exercise the Option Right or fails to exercise the Option Right during the Option Period with respect to the Expansion Field, or if MIT and Company are unable to reach agreement on acceptable diligence milestones and/or financials for the Expansion Field within [***] after Company has exercised the Option Right, Company’s rights with respect to the Expansion Field under this Section 2.2 shall expire.

3.
Except as specifically amended herein, the terms and conditions of the License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed by their duly authorized representatives as of the Second Amendment Effective Date.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY	CULLINAN AMBER CORP.
By: /s/ Lauren Foster	By: /s/ Jennifer Michaelson
Name: Lauren Foster	Name: Jennifer Michaelson
Title: Associate Director, MIT TLO	Title: Chief Development Officer, Biologics